Exhibit 99.1


      Certification of Chief Executive Officer and Chief Financial Officer of Monument Resources, Inc. Pursuant to 18 U.S.C. 1350


     I, A.G. Foust, certify that:

     In connection with the Quarterly Report on Form 10-QSB of Monument Resources, Inc. (the "Company") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A.G. Foust, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            By:  /s/  A.G. Foust
                                               --------------------------------
                                            Name:     A.G. Foust
                                            Title:    Chief Executive Officer
                                                      and Chief Financial
                                                      Officer

                                            Date:     February 13, 2003